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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): September 20, 2000


                             HOPFED BANCORP, INC.
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              (Exact name of registrant as specified in charter)


Delaware                             0-23667                 61-1322555
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(State or other jurisdiction       (Commission            (I.R.S. Employer
 of incorporation)                 File Number)          Identification No.)


2700 Fort Campbell Boulevard, Hopkinsville, Kentucky            42240
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (270) 885-1171
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ITEM 4.  Changes in Registrant's Certifying Accountant

     York, Neel & Co. - Hopkinsville, LLP ("York, Neel"), the Registrant's former independent certified public accountants, resigned effective September 20, 2000. During the Registrant's two most recent fiscal years ended December 31, 1999 and the interim quarters preceding such resignation, there were no disagreements with York, Neel on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The report of York, Neel for the two fiscal years ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to accept York, Neel's resignation and change accountants was recommended and approved by the Audit Committee of the Board of Directors and approved by the Board of Directors.

     On September 20, 2000, Rayburn, Betts & Bates, P.C. was engaged as the principal accountant to audit the Registrant's financial statements for the fiscal year ending December 31, 2000.

ITEM 5.  Other Events

     On September 20, 2000, the Registrant announced that its Board of Directors had approved the repurchase of up to 200,000 shares of its common stock, or approximately 5% of the current outstanding shares. The Registrant's press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     Exhibit 16.1  Letter from York, Neel & Co. - Hopkinsville, LLP

     Exhibit 99.1  Press Release dated September 20, 2000

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     HOPFED BANCORP, INC.


                                     By  /s/ John E. Peck
                                         -------------------------------------
                                         John E. Peck
                                         President and Chief Executive Officer

Date:  September 20, 2000

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